UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2025

DEFI DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

In connection with the press release described in Item 8.01 below, DeFi Development Corp. (the “Company”) will make available a document containing questions and answers (the “FAQ”) regarding the Warrant Distribution on the Warrant Dividend section of the Company’s Investor Relations website. The FAQ is attached as Exhibit 99.2 to this Form 8-K.

The information furnished in this Current Report under Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 8, 2025, the Company issued a press release announcing that the Board of Directors of the Company declared a warrant dividend distribution (the “Warrant Distribution”) to the record holders of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), in the form of warrants to purchase Common Stock (the “Warrants”). The Warrants will be distributed on or around October 27, 2025 to the record holders of Common Stock as of the close of business on October 23, 2025 (the “Record Date”). Holders of Common Stock will receive one (1) warrant for each ten (10) shares of Common Stock, rounded down to the nearest whole number. Additionally, in lieu of an adjustment to the conversion rate, holders of the Company’s 5.50% Convertible Senior Notes due 2030 (the “Convertible Notes”) as of the Record Date will also receive, at the same time and on the same terms as holders of Common Stock, Warrants, without having to convert such holder’s Convertible Notes, as if such holder held a number of shares of Common Stock, equal to the product of (i) the conversion rate applicable to the Convertible Notes in effect on the Record Date and (ii) the aggregate principal amount (expressed in thousands) of Convertible Notes held by such holder on the Record Date. The expiration date of the warrants is expected to be on or about January 21, 2028 and will have an exercise price of $22.50 per share. We intend to apply for the warrants to be listed on Nasdaq to facilitate trading, which may begin under ticker symbol DFDVW on the first day of trading following the distribution date.

The foregoing description is only a summary and is qualified in its entirety by reference to the press release, which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The issuance of the Warrants in the Warrant Distribution has not been registered under the Securities Act, as the distribution of a Warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and registration statement containing a prospectus or prospectus supplement describing the terms of the Warrants will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at http://www.sec.gov. Holders of Common Stock and the Company’s Convertible Senior Notes due 2030 should read the prospectus or prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This communication contains a general summary of the Warrants. Please read the warrant agreement relating to the Warrants when it becomes available as it will contain important information about the terms of the Warrants.

Cautionary Note Regarding Forward-Looking Statements. This Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated warrant distribution. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions, and are more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC. Please refer to the cautionary notes in the press release and the FAQ regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 8, 2025
99.2	Warrant Dividend Distribution FAQ, dated October 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2025	DEFI DEVELOPMENT CORP.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO

2